Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made this 1st day of July, 2008, by and between WILLIAM GRANGER (“Seller”), GRANGER MORTGAGE CORPORATION (“Granger Mortgage” or the “Corporation”) and MIRA LLC ("Buyer").

W I T N E S S E T H:

WHEREAS, Granger Mortgage Corporation , with principal offices located at 4800 26th Street West, Bradenton, FL 34207  (“Granger Mortgage”) is a corporation organized under the laws of the State Florida; and

WHEREAS, Seller owns all of the issued and outstanding shares of stock of Granger Mortgage (the “Shares”); and

WHEREAS, Granger Mortgage is engaged in the mortgage brokering and lending of 1st and 2nd mortgage loans business (such business being hereinafter referred to as the “Business”);

WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, the Seller’s Shares, upon the terms and conditions, and subject to the limitations, set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1: PURCHASE AND SALE OF STOCK

1.1 Sale and Purchase of the Shares; First Closing. Subject to the terms and conditions of this Agreement, at the First Closing, Seller shall sell, assign and transfer to Buyer 9% of the Shares and deliver to Buyer the stock certificate(s) representing all of the Shares, with duly executed stock powers attached reasonably satisfactory to Buyer in proper form for transfer, free and clear of all encumbrances.  In consideration of Seller’s transfer of 9% of the Shares to Buyer, Buyer agrees to pay to Seller Five Thousand Dollars ($5,000.00) (the “First Purchase Price”).  Such First Purchase Price shall be paid by Buyer upon execution of this Agreement by the delivery of a check in the full amount of the First Purchase Price and Seller shall deliver a stock certificate representing the Shares purchased and any other documents that are necessary to transfer to Buyer good title to 9% of the Shares free and clear of any and all liens, restrictions, security interest, security agreements, claims and encumbrances (collectively referred to as “First Closing”).

1.2 Sale and Purchase of the Shares; Second Closing. Subject to the terms and conditions of this Agreement, at the Second Closing, Seller shall sell, assign and transfer to Buyer 91% of the Shares and deliver to Buyer the stock certificate(s) representing all of the Shares, with duly executed stock powers attached reasonably satisfactory to Buyer in proper form for transfer, free and clear of all Encumbrances.  In consideration of Seller’s transfer of 91% of the Shares to Buyer, Buyer agrees to pay to Seller Ten Thousand Dollars ($10,000.00) (the “Second Purchase Price”),  payable in cash or certified funds. Seller shall deliver a stock certificate representing the Shares purchased and any other documents that are necessary to transfer to Buyer good title to 91% of the Shares free and clear of any and all liens, restrictions, security interest, security agreements, claims and encumbrances (collectively referred to as “Second Closing”).  The Second Closing shall take place at 10:00 a.m. local time at the offices of the Seller at Seller’s address first above written, on such date as may be selected by Buyer, with written notice thereof to Seller, upon satisfaction or waiver by Buyer, of all conditions to Buyer’s obligation to close as more specifically set forth below (the “Second Closing Date”).

ARTICLE 2: REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to execute and perform its obligations hereunder, Seller represents and warrants to Buyer as follows:

2.1 Title to Shares.  The Shares are owned by Seller free and clear of all liens, claims, encumbrances and restrictions of every kind and Seller has the complete and unrestricted right, power and authority to sell, transfer and assign the Shares in accordance herewith.

2.2 Organization.  The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite power and authority to hold and own its assets and carry on its business as it is presently being conducted.

2.3 Capitalization.  The Corporation is duly and lawfully authorized by its Articles of Incorporation, to issue 50,000 shares of common stock, of which there are 100 shares validly issued, outstanding, fully paid and nonassessable and the ownership of such shares is as set forth on Schedule 2.3.  The Corporation is duly and lawfully authorized by its Articles of Incorporation, to issue 100 shares of Class A Preferred Stock, none of which  has been issued.  The Corporation has no other class or series of authorized capital stock. There are in existence no outstanding and binding agreements granting any other person a right to acquire any of the Corporation's capital stock.

2.4 Authority.  Seller has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby to the extent required hereby.

2.5. Governmental Authorizations; Compliance with Laws.  Granger Mortgage holds, in good standing, all Permits which are necessary to entitle Granger Mortgage to own or lease, operate and use its assets and properties and to conduct its Business as now conducted (the “Governmental Authorizations”), each of which are set forth in Schedule 2.5. No notice has been given indicating that Granger Mortgage is in violation of or is in default under: (a) any such Permit or any Governmental Authorization; (b) any judgment, order or decree of any court or administrative agency applicable to Granger Mortgage, the Business or its assets; or (c) any law, rule or regulation applicable to Granger Mortgage, the Business or its assets.  As used herein such Permits  shall mean all governmental licenses, permits, franchises, approvals, permits and other authorizations of all Governmental Authorities which are necessary to own, lease and operate the Business and to enable Granger Mortgage to carry on its Business as presently conducted.  All Permits held by Granger Mortgage are in full force and effect.  Any applications for the renewal of any such Permit which are due prior to the Second Closing Date have been timely made or filed by Granger Mortgage prior to the Second Closing Date.  Granger Mortgage has not received notice of any proceeding for suspension or revocation of, or similar proceedings with respect to, any such Permit and no fact or circumstance exists that could form the basis for any such proceedings.  No jurisdiction has demanded or requested that Granger Mortgage qualify or become licensed as a foreign corporation.  Prior to Second Closing, Seller shall obtain all necessary governmental consents and permissions from each state or governmental agencies or license exemptions and/or registrations listed on Schedule 2.5 to continue conducting Business after Second Closing in all such states under its current licensing and other approvals or license exemptions and/or registrations required for Granger Mortgage to be able to function in each such state as a duly licensed residential mortgage lender, and also as a duly licensed residential mortgage broker in each state and as a HUD approved lender in which Granger Mortgage is currently licensed or approved as such.  The necessary pre-Closing governmental consents and permissions from each state to assure that current licensing and other approvals continues without interruption after the Second Closing are referred to collectively as the “Licensing”.  Seller shall cause Seller, Corporation, Corporation’s current officers and directors and shareholder, Buyer and all new officers or directors to cooperate as reasonably necessary to aid in the procurement of the Licensing, and shall also exert their best good faith efforts to obtain such cooperation from others as required. The Licensing shall take into account the fact that :

(a) Buyer is to become the 100% shareholder of Granger Mortgage;

(b) The new officers and directors of Granger Mortgage shall be elected immediately upon Second Closing and their names and positions are listed on Exhibit A;

(c) Buyer and all new officers or directors shall cooperate as reasonably necessary to aid in the procurement of the Licensing, and shall also exert their best good faith efforts to obtain such cooperation from others.

2.6 Litigation.

(a) The Corporation is not a party to any litigation, proceeding or administrative action or investigation and none is pending or threatened against the Corporation;

(b) There is no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting the Corporation;

(c) There is no basis for any such litigation, proceeding or investigation which is reasonably likely to commence and which is reasonably likely to have an adverse effect, financial or otherwise, on the Corporation;

(d) Neither the Corporation nor Seller have received written notice of any claim in respect of a violation of any laws or regulations with respect to the Corporation; and

(e) There is no litigation, proceeding, or administrative investigation pending or threatened against, or in any manner affecting, the Seller or the Corporation that seeks to prevent, or, if successful, would prevent, the Seller or the Corporation from consummating the transactions contemplated by this Agreement.

2.7 Financial Statements.  Any and all financial statements and other financial information provided to or made available to Buyer by the Seller (the “Financial Statements”), is true, complete and accurate and fairly present the financial condition and results of the Corporation, its business and operations, all in accordance with accounting principles, applied  on a consistent basis, which differences, if any, from generally accepted accounting principles would not have a material adverse affect on presentation of the Financial Statements or the financial condition of the Corporation.

2.8 Liabilities

(a) The Corporation is not in violation of any order, judgment, injunction, award or decree binding upon it.

(b) Except as set forth on Schedule 2.8 hereto, the Corporation has no liabilities, debts, or other obligations as of the date of this Agreement, and there are no pending, threatened, conditional or contingent liabilities or claims against the Corporation as of the date of this Agreement.

(c) Except as set forth on Schedule 2.8, which is attached to this Agreement, the Corporation will have no liabilities, debts, or other obligations on the Closing Date, and there will be no pending, threatened, conditional, or contingent liabilities or claims against the Corporation on the Closing Date.

(d) There are no outstanding citations, fees, fines or penalties that have been imposed or asserted against the Corporation.

2.9 Tax Matters.  For purposes of this Agreement, the term “Taxes” shall mean  all taxes, including but not limited to all federal, state, local, or foreign income taxes, employment  taxes, sales taxes, use taxes, occupation taxes, excise taxes, real property taxes, personal property taxes, transfer taxes, estimated taxes, franchise taxes, payroll taxes, employment taxes, withholding taxes, gross receipts taxes, ad valorem taxes or other taxes, including all related interest and penalties.

(a) All Taxes (as defined in this Section 2.9) due and payable by the Corporation have been duly and timely paid, and all reports and returns for such Taxes have been duly and timely filed;

(b) All returns and reports for Taxes that have been filed by the Corporation are, in all material respects, true, correct and complete, and accurately reflect the amount of tax liability for such period;

(c) The Corporation is not, and will not become, subject to any additional Taxes as a result of the failure prior to Closing to file timely or accurately, as required by any applicable laws, any such return or report or prior to Closing to pay timely any amount shown to be due thereon, including, without limitation, any such Taxes resulting from the obtaining of an extension of time to file any return or to pay any Taxes;

(d) No assessments or notices of deficiency or other communications have been received by the Corporation or the Seller with respect to any such return or report for Corporation Taxes which have not been paid or discharged, and no amendments or applications for refund have been filed or are planned with respect to any such return or report;
(e) There are no agreements between the Corporation and any regulatory authority waiving or extending any statute of limitations with respect to any return or report for Taxes, and the Corporation has not filed any consent or election related to any Taxes that has not been disclosed to the Buyer; and

(f) No tax liens are in effect and no formal claims have been made or asserted as a lien against the Corporation by the United States Government; any state; any city, county, or other local government; or foreign country for any Tax, except such as have been paid (including any interest and/or penalties).

2.10 Labor Matters.  Except as set forth on Schedule 2.10, which is attached to this Agreement, the Corporation does not maintain, sponsor, or contribute to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefit plan, program, contract or arrangement in which any employee, former employee or beneficiary of any of these, of the Corporation is entitled to participate.  The plans, programs, contracts, understandings, and arrangements listed on Schedule 2.10, which is attached to this Agreement, pursuant to this Section 2.10 are hereinafter referred to as the “Employee Benefit Plans.”  The Corporation has supplied the Buyer with complete and accurate copies of each such Employee Benefit Plan.  Each Employee Benefit Plan has been operated in material compliance with its terms and applicable law.

(a) The Corporation has no employment agreements or contracts, either written or oral, with any employee of the Corporation, except as described on Schedule 2.10, which is attached to this Agreement.

(b) The Corporation has withheld or collected all taxes required to be withheld or collected from its employees and has paid such taxes when due and there have been no controversies, grievances, or claims by any current or former employees or their beneficiaries with respect to employment or benefits, including discrimination, harassment, or workers’ compensation claims.  There is no union representation of any of the Corporation’s employees.  There have been no immigration law violations by the Corporation.

(c) The Corporation has, or will have as of Closing, complied with all of its responsibilities, obligations, and liabilities (including but not limited to its notice or continuation of coverage responsibilities) under Section 4980B or Part 6 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), which arises on or before the Closing Date.

2.11 Disclosure

(a) General.  No representation or warranty or other statement made by Seller in this Agreement or any documents delivered pursuant hereto contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(b) Business.  Seller does not have knowledge of any fact that has specific application to Corporation (other than general economic or industry conditions), which may materially adversely affect the Corporation that has not been set forth in this Agreement.

2.12 Broker.  The Seller has not retainer any broker or finder in connection with any transaction contemplated by this Agreement.  Buyer shall not be obligated to pay any fee or commission associated with the retention or engagement by the Seller of any broker or finder in connection with any transaction contemplated by this Agreement.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Seller to execute and perform its obligations hereunder, Buyer hereby represents and warrants to Seller as follows:

3.1 Authority. Buyer has all the full legal right, power and authority to enter in to this Agreement to consummate the transactions contemplated hereby to the extent required hereby.

3.2 Investment Intent. The Buyer is purchasing the Shares for its own account, with the intention of holding the Shares with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933 and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

3.3 Restrictive Legend. The Buyer acknowledges that the certificates for the Shares which the Buyer will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

3.4 Accredited Investor. The undersigned represents that it is an “accredited investor” as that term is defined under the Securities Act of 1933.

ARTICLE 4 : INDEMNIFICATION

Indemnification.  The following indemnification provisions shall apply to this Agreement:

(a) Seller’s Indemnification.  From and after the date of this Agreement, the shareholders of Seller shall indemnify, protect, defend, and hold harmless Buyer, his successors and assigns, from against, and in respect of any and all claims, losses, damages, injuries, and liabilities arising from or on account of Seller’s operation, Seller’s ownership of the Corporation or any debts of the Corporation to any third party arising by reason of actions or inactions on Seller’s part that accrued prior to the date hereof or arising out of or related to or in connection in any manner with, any misrepresentation or breach of any covenant, representation, warranty or agreement of the Seller contained in this Agreement, including any attorneys’ fees and related costs and expenses incurred in connection with any of the foregoing.

ARTICLE 5: SELLERS COVENANTS

5.1 Retention of Granger.   On the Second Closing Date, Granger Mortgage and  Seller will enter into an Employment Agreement substantially in the form of “Exhibit B”  attached hereto (the “Employment Agreement”).  Pursuant to such Employment Agreement, Granger shall agree to be a full-time employee of Granger Mortgage for a term of at least 18 months from the Second Closing Date

5.2 Pre-Second Closing Employment Obligations.   All obligations of Granger Mortgage under or in connection with its employees arising in respect of any period prior to the Second Closing Date shall be performed and discharged by Seller and Seller shall, jointly and severally, indemnify Granger Mortgage and Buyer from and against any and all actions, proceedings, costs, claims, expenses, demands, awards, fines, orders and liabilities whatsoever relating to the employment of such employees (including, without limitation, insurance and pension contributions, reporting of taxable income, incentive pay, other employment payments that have been earned or accrued but not paid and any liability to pay accrued vacation pay and unused paid time off).

5.3 Agent Arrangements, Etc.  As a condition of the Second Closing, Granger Mortgage will have entered into agent, broker or other similar arrangements with such of Granger Mortgage’s brokers, agents and sub-agents as Buyer elects, on terms satisfactory to Buyer, including provisions of Buyer to assign its interest in such agreements to carriers and others. Buyer shall have received such assurances as are necessary for Buyer to conclude, in its sole discretion, that Granger Mortgage will have no liability in connection with Seller’ or Granger Mortgage’s current arrangement and agreements with its brokers, agents and sub-agents.

5.4 Non-Compete Agreements; Nondisclosure.

5.4.1 On or prior to the Second Closing Date, Seller shall each enter into a Non-Compete Agreement with Granger Mortgage and Buyer (the “Non-Compete Agreement”), substantially in the form of “Exhibit C” hereto, pursuant to which Seller agrees that for three years from the later of the Second Closing Date or the last day of services performed by such Seller on behalf of Granger Mortgage, Buyer or any of their respective affiliates and subsidiaries, such Seller will not, without Buyer’s prior written consent, directly or indirectly own, have an interest in, operate, join, control, or participate in, or be connected with as an officer, employee, partner, member, stockholder, consultant, agent, advisor or otherwise with, any business similar to the Business presently conducted by Granger Mortgage, and it will not in any such manner directly or indirectly compete with, or become interested in any competitor of the Business or any other business in which Granger Mortgage, Buyer or any of their respective affiliates and subsidiaries engages.

5.4.2 Seller acknowledges that there are certain Proprietary Rights that Granger Mortgage has used exclusively in the Business and that have commercial value in the Business and accordingly have been treated by Granger Mortgage as confidential.  All such information (collectively, the “Confidential Information”) shall be kept confidential by Seller as provided below.  Seller agrees that on and after the Second Closing Date, it will keep in strictest confidence and trust all Confidential Information and will not, without Buyer’s prior written consent, use or disclose any Confidential Information, except to the extent (i) necessary to comply with any legal requirements in connection with Seller’s ownership or operation of the Business on or prior to the Second Closing Date, such as the filing of income tax returns or reports, or (ii) Seller becomes legally compelled (e.g., by interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, in which case, Seller will provide Buyer with prompt written notice so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.4.  If such protective order or other remedy is not obtained or Buyer waives compliance with the provisions of this Section 5.4, Seller will furnish only that portion of the Confidential Information which is legally required.

5.4.3 Seller acknowledges that it may obtain information of Buyer and its Business. Seller shall hold such information (including, but not limited to the fact that the information exists or has been made available) in strict confidence and shall neither disclose any of such information nor use such information for any purpose other than as contemplated pursuant to this Agreement.

5.4.4 Conduct of Business Prior to Second Closing.  Except as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement to the Second Closing Date, Granger Mortgage shall, and Seller shall cause Granger Mortgage to, conduct its operations only according to the Ordinary Course, to preserve intact its business organizations, to keep available the services of its key employees and maintain satisfactory a relationship with material licensors, agents, solicitors, suppliers, distributors, customers, landlords, employees and others having business relationships with it.  Notwithstanding the immediately preceding sentence, prior to the Second Closing Date, Granger Mortgage shall, and Seller shall cause Granger Mortgage to: (a) refrain from entering into and/or amending any contract except contracts in the Ordinary Course, (b) refrain from accelerating, terminating, modifying, or canceling any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Granger Mortgage is a party or by which it is bound, except in the Ordinary Course; (c) refrain from canceling or waiving any claim or right of substantial value, (d) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe to, or entering into any Contract with respect to the issue and sale of, any interest in itself or any other securities, or making any other changes in its capital structure, (e) refrain from selling, leasing or otherwise disposing of any material asset or property, (f) refrain from writing off as uncollectible any notes or accounts receivable, (g) to the extent not included in clauses (a) through (f) above, refrain from taking any of the actions described in Section 3.1.14 and (h) refrain from agreeing in writing, or otherwise, to do any of the foregoing. Promptly after execution of this Agreement, Seller and the Corp[oration shall take all steps necessary to register in the State of Florida and such other states as Buyer my direct the tradename of MIRA Financial as a d/b/a/ of the Corporation

5.5 Exclusive Dealing.  During the period from the date of this Agreement to the Second Closing Date, Granger Mortgage shall not, and Seller shall not cause Granger Mortgage to, directly or indirectly (a) offer to sell any material assets, in whole or in part, or offer to enter into any transaction similar to any other aspect of the transactions contemplated herein or offer to sell any securities of Seller or Granger Mortgage, (b) agree to sell any material asset, in whole or in part, to, or agree to enter into any transaction similar to any other aspect of the transactions contemplated herein with any Person or agree to sell any securities of either Seller or Granger Mortgage, (c) make or assist anyone else in making any proposal to purchase the assets of Granger Mortgage or to enter into any transaction similar to any other aspect of the transactions contemplated herein or purchase any securities of either Seller or Granger Mortgage, (d) encourage, solicit or initiate discussions or negotiations with or provide any information to, any Person concerning any merger, consolidation, sale of assets, sale of securities or acquisition of beneficial ownership of any stock of either Seller or Granger Mortgage or any transaction similar to any other aspect of the transactions contemplated herein, or (e) otherwise take any action which would prejudice the ability of Buyer to complete the transactions contemplated herein.  In the event either Seller is contacted by any Person relating to the sale of the assets of Granger Mortgage, in whole or in part, the sale of any securities of Seller or Granger Mortgage, in whole or in part, or any transaction similar to any other aspect of the transactions contemplated herein, Seller shall immediately provide written notice to Buyer of the foregoing, identifying, with specificity, the nature of such contact.

5.6 Non-Encumbrance of Real Estate.  Seller shall not, for a period of two years following the date hereof, sell, transfer beneficial ownership to, grant an equitable interest in, pledge, mortgage, hypothocate, or otherwise encumber any asset of the Company.  Buyer shall have the right for a two year period, or as long as the original property is owned by the Seller, to substitute other real property, cash, securities, or other assets that have a fair market value of at least the then current fair market value of the contributed real property.

5.7 Provision of Financial Statements.  Each month following the date hereof, Seller shall provide Buyer with the monthly unaudited financial statements of Seller and shall provide Buyer with any audited financial statements of Seller within 10 days following preparation of such statements.  Buyer, in Buyer’s sole discretion, may determine at any time that the financial condition of Seller is insufficient and may, in Buyer’s sole discretion, rescind this Agreement upon 5 days notice to Seller.

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8 Transferability.  Buyer has the right to transfer all rights of Buyer pursuant to this Stock Purchase Agreement to any other parties, individual, or corporate or to any other legal entity without the necessity of obtaining consent from Seller and Seller agrees to honor such transfer and all the rights, title and interests that transfer to any other parties, individual, or corporate or to any other legal entity.

ARTICLE VI: CONDITIONS PRECEDENT

6.1 Conditions to Obligation of Buyer.  The obligation of Buyer under this Agreement to purchase the Stock is subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions, each of which may be waived in whole or in part by Buyer in its sole discretion, provided the failure of any condition to be satisfied is not the result of Buyer’s breach or default hereunder:

6.1.1 Representations; Performance. The representations and warranties of Seller contained herein shall be true in all respects on the Second Closing Date.  Seller shall have duly performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Second Closing.  Seller shall have delivered to Buyer a certificate, dated the Second Closing Date, to the effect set forth above in this Section 6.1.1.

6.1.2 Opinion of Counsel. Unless waived by Buyer, Buyer shall have received a favorable opinion, addressed to Buyer and dated the Second Closing Date, of counsel to Seller.

6.1.3 Certain Approvals. All consents required to be obtained by Seller to consummate the transactions contemplated herein shall have been obtained and Buyer shall have obtained all licenses, permits or consents necessary to consummate the transactions contemplated herein and for Buyer and to engage in the Business in the manner and locations in which it is currently conducting, including but not limited to the Permits. Prior to Second Closing, Seller shall obtain all necessary governmental consents and permissions from each state listed on Schedule 2.5 to continue the Permits and conducting Business after Second Closing in all such states under its current licensing and other approvals, including HUD approval,  required for Granger Mortgage to be able to function in each such state as a duly licensed residential mortgage lender, and also as a duly licensed residential mortgage broker in each state in which Granger Mortgage is currently licensed or exempt as such.

6.1.4 No Proceeding or Litigation. No claim, action, suit, arbitration, investigation or other formal proceeding shall be pending or threatened on or before the Second Closing Date which (i) seeks to enjoin, restrain or prohibit the transactions contemplated by this Agreement or impose limitations on the ability of Buyer to exercise full rights of ownership of the Stock, or (ii) could have an adverse effect on the Business or the transactions contemplated by this Agreement.

6.1.5 No Material Adverse Change. There shall have been no adverse change in the business or financial condition of Granger Mortgage or its assets or Business.

6.1.6 Stock and Documents Delivered by Seller. Buyer shall have received at the Second Closing originally executed copies of the following documents required to be delivered to Buyer by Seller, at the Second Closing as provided herein:

(a) Stock certificate and stock power;

(b) the Non-Compete Agreements;

(c) the Employment Agreements;

(d) Opinion of Seller’ counsel;

(e) The certificate of incorporation (or equivalent charter document) of Granger Mortgage certified as of the most recent practicable date by the Secretary of State of the jurisdiction of Granger Mortgage’s organization;

(f) A Certificate of the Secretary of State of the jurisdiction of Granger Mortgage’s formation as to the good standing as of the most recent practicable date of Granger Mortgage in such jurisdiction (but in any event dated not more than five (5) Business Days prior to the Second Closing Date);

(g) A certificate of the Secretary of Granger Mortgage certifying as to the bylaws (or equivalent organization document) of Granger Mortgage;

(h) A certificate of the Secretary of Granger Mortgage certifying as to the incumbency of officers of Granger Mortgage executing documents executed and delivered in connection herewith;

(i) Written resignations of the directors and officers of Granger Mortgage;

(j) Original corporate record books and stock record books of Granger Mortgage;

(k) all other documents and items as may be reasonably required by Buyer to be delivered by Seller to validly transfer title to the Stock to Buyer and to otherwise consummate the transactions contemplated by this Agreement.

6.1.7 Due Diligence Review. Buyer shall be satisfied with its due diligence review of Granger Mortgage, in its sole and absolute discretion.

6.1.8 Licensing Issues. All applicable consents of, notices to and approvals of any and all State banking agencies shall have been obtained or made.

6.1.9 Operating Agreement. Seller shall have agreed to be bound by the terms of Buyer’s Operating Agreement by written instrument in form and substance acceptable to Buyer.

6.2 Conditions to Obligation of Seller. The obligation of Seller under this Agreement to sell the Stock is subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions, each of which may be waived in whole or in part by Seller in their sole discretion:

6.2.1 Representations; Performance.The representations and warranties of Buyer contained herein hereof shall be true in all respects on and as of the Second Closing Date.  Buyer shall have duly performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Second Closing.  Buyer shall have delivered to Seller a certificate of Buyer, dated the Second Closing Date, to the effect set forth above in this Section 6.2.1.

6.2.2 Certain Approvals. All Consents required to be obtained by Buyer to consummate the transactions contemplated herein shall have been obtained.

6.2.3 No Proceeding or Litigation. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect and no actions by any public or governmental authority seeking any such injunction or order shall be pending as of the Second Closing Date that restrains or prohibits the purchase and sale of the Stock or any other action to be taken in connection with the transactions contemplated by this Agreement.

6.2.4 Documents to Be Delivered by Buyer. Seller shall have received at the Second Closing originally executed copies of the following required to be delivered to Seller by Buyer at the Second Closing as provided herein.

6.3 Conditions of all Parties.  The obligation of each of the parties to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by such party on or before the Second Closing, of the following conditions precedent:

6.3.1 Injunction.  No preliminary or permanent injunction or other order shall have been issued by any court or by any Governmental Authority which prohibits or restrains the consummation of the transactions contemplated by this Agreement and the other agreements to be entered into pursuant to this Agreement and which is in effect on the Second Closing Date.

6.3.2 Statutes; Governmental Approvals.  No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement; all governmental and other consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received; and any waiting period (and any extension thereof) in connection with the foregoing shall have expired or been terminated.

6.3.3 No Litigation.  As of the Second Closing Date, no action or proceedings shall have been threatened or instituted before a court or other Governmental Authority challenging the legality of the transactions contemplated by this Agreement and the other agreements contemplated herein, or restraining or prohibiting the consummation of the transactions contemplated by this Agreement and the other agreements contemplated herein.

ARTICLE 7: GENERAL

7.1Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants contained in and made pursuant hereto shall survive the execution and delivery hereof, and the closing for a period of seven years.

7.2 Disputes.  If any litigation occurs between the parties as a result of this Agreement or any other documents executed in connection herewith, the prevailing party shall be entitled to recover attorneys’ fees incurred and all related costs and expenses.

7.3 Notices.  Any notice or other communication required or permitted hereunder shall be delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to Seller:	Granger Mortgage Corporation
4800 26th Street West
Bradenton, FL 34207

If to Buyer:	MIRA LLC
PO Box 38772
Colorado Springs, CO 80937-8772

or at such other address as shall be furnished in writing by any party to the others, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail postage paid, as the case may be.

7.4 Parties In Interest.  The terms and provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, Seller and Buyer and their permitted successors and assigns.

7.5 Choice of Law.  The laws of the State of Nevada should govern the validity and interpretation hereof, and determination of the rights and duties of the parties.

7.6 No Construction Against Draftsman.  This instrument shall not be construed more strongly against a party because of such party's participation in the drafting and preparation hereof.

7.7 Amendment and Waiver.  This instrument may be amended or modified at any time and in all respects, or any provisions may be waived, only by an instrument in writing executed by Buyers and Seller, or either of them in the case of a waiver.

7.8 Entire Agreement.  This Agreement and all exhibits hereto constitute the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for, which may be replied upon.

7.9 Headings.  Headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

7.10 Gender and Number.  All personal pronouns used herein shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

7.11 Counterparts.  This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the date first above written.

SELLER:

/s/ William Granger
William Granger

GRANGER MORTGAGE CORPORATION

/s/ William Granger
William Granger, President

BUYER:

MIRA LLC

/s/ Peter E. Gadkowski
Name: Peter E. Gadkowski
Title: Co-Manager

Schedule 2.3
Share Ownership

William Granger 100 shares of common stock

SCHEDULE 2.5
Licensure-Permits

State	License Type	License No.
AL	Consumer Credit	MC 20496
CA	California Finance Lender	603 C181
CT	First Mortgage Corr. Lender/Broker	20262
CT	Second Mortgage Corr. Lender/Broker	20429
FL	Mortgage Lender	ML 0700795
GA	Mortgage Lender	20032
HI	Exempt Foreign Lender	EXEMPT
IL	Mortgage Banker	MB6760375
IN	First Mortgage Lender Exempt	Not Req'd
KS	Mortgage Company	2007-5281
KY	Mortgage Broker	MB20417
MA	Mortgage Lender	ML2801
MD	Mortgage Lender	12531
MO	HUD Exempt Lender	F00617137
NC	Mortgage Lender	L-129104
NH	Mortgage Banker	13575-MB
NM	Mortgage Company	3400
OK	Supervised Lender	SL007214
OR	Mortgage Lender	ML-4583
SC	First Mortgage Lender Exempt	EXEMPT
TX	Mortgage Broker	53659
VA	Mortgage Lender & Broker	MLB-1141

California
Connecticut
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Maryland
Massachusetts
Minnesota
Missouri
New Hampshire
New Mexico
North Carolina
Oregon
South Carolina
Tennessee
Texas
Virginia

SCHEDULE 2.8
Liabilities

None

SCHEDULE 2.10
Labor Matters

None

EXHIBIT A
Officers and Directors

Director, President and Chief Executive Officer	William Granger

Chairman	Peter Gadkowski

Director	Jonathan Roylance

Director	Robert Kendrick

Secretary, Treasurer, and Chief Financial Officer	David Meyers

Chief Operating Officer	Peter Basil

EXHIBIT B

Employment Agreement.

EXHIBIT C

Noncompete